                                                                 EXHIBIT 8(d)(2)


                                AMENDMENT #1
                                     TO
                          FUND PARTICIPATION AGREEMENT
                                   BETWEEN
                           PUTNAM MUTUAL FUNDS CORP.
                                      AND
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


         WHEREAS, Putnam Mutual Funds Corp. ("Putnam") and The Variable Annuity Life Insurance Company ("VALIC") entered into a Fund Participation Agreement ("Agreement") on May 16, 1996; and

         WHEREAS, Putnam and VALIC desire to describe with more specificity Fund proxy solicitation procedures as provided for in this Agreement; and

         WHEREAS, Pursuant to Section 21 of the Agreement, the Agreement may only be amended upon written agreement of the parties thereto.

         NOW THEREFORE, the Agreement is amended as follows:

         1. Section 13 of the Agreement as set forth below is deleted in its entirety.

                 VALIC will distribute all proxy materials furnished by the Funds and will vote shares of the Funds in accordance with instructions received from the Contract Owners of such shares of the Funds. VALIC shall vote the shares of the Funds for which no instructions have been received in the same proportion as shares of the Funds for which said instructions have been received from Contract Owners provided that VALIC reserves the right to vote Fund shares held in the Account in its own right, to the extent permitted by law. VALIC and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the shares of the Funds held for such Contract Owners. VALIC will provide to the Funds a list of Contract Owners (and their addresses) upon written notice from any officer or director of the Funds. Such information will be used for proxy purposes only.

         2. New Section 13 of the Agreement as set forth below is incorporated into the Agreement.

                 Each Party hereto agrees to conduct the solicitation and voting of proxies for shares of the Funds in a manner consistent with Schedule B attached hereto and incorporated herein by reference. VALIC and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the shares of the Funds held for such Contract Owners. VALIC will provide to the Funds a list of Contract Owners and Participants (and their addresses) upon written notice from any officer or director of the Funds or their transfer agent. Such information will be used for proxy purposes only.

         3. Schedule B as attached hereto is incorporated into the amended Agreement.

         IN WITNESS WHEREOF, the duly authorized officers of the undersigned have executed this Amendment #1 on the 18th day of August 1997.


PUTNAM MUTUAL FUNDS CORPORATION


By:      /s/ JEFFREY MILLER
         -----------------------------------
Name:    Jeffrey Miller
         -----------------------------------
Title:   Managing Director
         -----------------------------------

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


By:      /s/ NORMAN JASKOL
         -----------------------------------
Name:    Norman Jaskol
         -----------------------------------
Title:   Vice President and Managing
         Director - Investments
         -----------------------------------

                                   SCHEDULE B


1.       Notice to VALIC
         ---------------

         a) As soon as possible after the information becomes publicly available, Distributor, Putnam Mutual Funds Corp., shall notify VALIC of the Record Date, Mail Date, Shareholder Meeting Date, the solicitation firm ("Firm") selected, if any, the issues involved and portfolios affected of any upcoming proxy solicitation.

         b) The Distributor shall use its best efforts to establish the Mail Date no later than five weeks prior to the Meeting Date.

2.       Confidentiality Agreement
         -------------------------

         VALIC and the Firm shall enter into a Confidentiality Agreement protecting Participant information contained on the tape run provided by VALIC.

3.       Record Date
         -----------

         a) After notification of the proxy and subsequent to the Record Date, VALIC will perform a "tape run" or other activity, which will generate names, addresses and share values of VALIC contract owners/policyholders having interests in the applicable portfolio ("Participants") as of the Record Date.

         b) VALIC will use its best efforts to notify Distributor as soon as practical (but in no event later than 2 weeks before the Mail Date) of the total number of VALIC Participants affected for purposes of printing proxy materials. Additionally, VALIC will send the tape run to the proxy firm being used by Distributor for the proxy. Such mailing will occur at least one week in advance of the Mail Date provided the Record Date is at least two weeks before the Mail Date.

4.       Mailing Preparation
         -------------------

         a) Promptly after the Record Date, Distributor and/or the Firm shall develop and produce the proxy notice/statement, mailing envelope, return envelope and any other correspondence to be included in the proxy solicitation including the basic form of the voting instruction card (i.e. a presentation of issues for voting).

         b) Using the issues as provided by Distributor and the Participant information as provided by VALIC via the tape run, the Firm shall produce voting instruction cards. The Firm shall provide VALIC with the final form of such cards for approval prior to production.

         c) VALIC, with Distributor's approval, will develop cover letters to be included with Participant's and group contract owners' voting instruction cards.

                 The final form of the voting instruction card should include, among other things:

                 1)       participant name
                 2)       participant address
                 3)       participant account number
                 4) information representing percent ownership in the portfolio
                 5)       coding identifying type of account (group/individual)

5.       At Least 10 Days Prior to Mail Date
         -----------------------------------

         Distributor shall file and seek approval from the SEC (and other applicable regulatory entities) of the material identified in #4, including cover letters, if such filing and approval is required by applicable law or regulation.

6.       SEC Approval
         ------------

         Upon SEC approval, if required, and prior to the Mail Date, Distributor will provide VALIC with 50 advance copies (for internal purposes) of all materials filed with the SEC for use in the proxy solicitation to VALIC Participants.

7.       Mail Date
         ---------

         The Firm shall handle stuffing and mailing of the proxy materials to VALIC Participants on the Mail Date.

8.       Tabulation Period
         -----------------

         a) The Firm shall receive and tabulate VALIC Participant voting instructions. Each voting instruction card will represent a share amount attributed to the VALIC Participant's account, but Participants voting under a group contract must have group authorization prior to inclusion in tabulation. (The guidelines for tabulating VALIC Participant votes are found in this Schedule.)

         b) The Firm and/or Distributor shall provide VALIC with a weekly tabulation of VALIC Participant's votes.

         c) The Firm shall provide VALIC all comments from VALIC Participants and returned "undeliverable" VALIC Participant proxies on a daily basis as such are received.

         d) VALIC shall provide approval to Distributor (via fax) to vote shares held by VALIC Separate Account A in the applicable Distributors Funds in accordance with instructions received and tabulated by the Firm from VALIC Participants.

 9.      Meeting Date
         ------------

         a) The Firm shall execute a Certificate of Mailing and an Affidavit of Voting Instructions received from VALIC Participants, and send a copy of such to VALIC on the Meeting Date.

         b) Distributor shall prepare and VALIC shall execute a Certificate of Vote for VALIC Separate Account A upon determination of the final tabulation after the Meeting Date.

10.      Two Weeks After the Meeting
         ---------------------------

         a) The Firm shall provide VALIC with all voting instruction cards received from VALIC Participants.

         b) VALIC will store or otherwise maintain custody of such voting instruction cards for a period of no less than seven (7) years.

         c) In the event the vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Distributor will be permitted reasonable access to such cards.

11.      One Month After Meeting Date
         ----------------------------

         Distributor shall bill VALIC for the postage cost of mailing proxy materials to VALIC Participants. All other costs associated with a Distributor proxy solicitation shall be borne by Distributor.

12.      Standards For Voting Shares of the Distributor Fund ("Fund") Held by
         --------------------------------------------------------------------
         VALIC Separate Account A and for Tabulating VALIC Participant
         -------------------------------------------------------------
         Instructions
         ------------

         VALIC Separate Account A will vote in accordance with instructions received from owners of annuity contracts issued by VALIC having values allocated to the Fund. Shares for the Fund for which no instructions are received will be voted by VALIC Separate Account A for or against or in abstention with respect to the proposal in the same proportion as shares for which instructions are received by that entity.

         Each contract Participant (other than Participants under VALIC contracts issued in connection with non- qualified and unfunded deferred compensation plans) has the right to give instructions as to how shares of the Fund attributable to the Participant's account should be voted, notwithstanding that the contract owner may be the Participant's employer. Contract owners will instruct VALIC Separate Account A in accordance with such instructions. Fractional shares also will be voted in accordance with instructions received.

         The number of Fund shares deemed attributable to a Participant's account prior to the annuity date and during the lifetime of the annuitant will be determined on the basis of the value of accumulation units credited to the Participant's account as of the record date. On or after the annuity date or after the death of the Participant, the number of Fund shares deemed attributable to the Participant's account will be based on the liability for future variable annuity payments to the payee under the contract as of the record date. Such liability for future payments will be calculated on the basis of the mortality assumptions and the assumed investment rate used in determining the number of annuity units credited to the Participant's account and the applicable annuity unit value on the record date.